UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 30, 2014

MERU NETWORKS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34659	26-0049840
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

894 Ross Drive Sunnyvale, California	94089
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 215-5300

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Termination of a Material Definitive Agreement.

On December 30, 2014, Vertex Special Opportunities Fund III, LP, as successor to Potomac Capital Partners III, LP (“PCP III”), notified Meru Networks, Inc. (the “Company”) that the Group (as defined below) is exercising its right to terminate effective immediately the Nomination and Standstill Agreement (the “Agreement”) dated January 13, 2014 by and among PCP III and certain of its affiliates (the “Group”), the Company, Eric Singer and Stephen Domenik. The Agreement was previously filed on Form 8-K on January 14, 2014.

Messrs. Singer and Domenik are members of the Company’s Board of Directors (the “Board”). Mr. Singer serves on the Compensation Committee and Mr. Domenik serves on the Audit Committee. Each of Messrs. Singer and Domenik has also entered into standard indemnification agreements with the Company.

The full text of the notice to the Company is attached hereto as Exhibit 99.1 to the Company’s Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Exhibit Title or Description

99.1	Termination Letter

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERU NETWORKS, INC.

Date: December 31, 2014	By:	/s/ Mark Liu
	Name:	Mark Liu
	Title:	General Counsel

EXHIBIT INDEX

Exhibit No.	Exhibit Title or Description

99.1	Termination Letter